Exhibit 33.2

REPORT ON COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB UNDER THE

SECURITIES EXCHANGE ACT OF 1934

Re:	HSBC Home Equity Loan Trust (USA) 2007-1
HSBC Home Equity Loan Trust (USA) 2007-2
HSBC Home Equity Loan Trust (USA) 2007-3

1.            Management of Beneficial Alabama Inc., Beneficial California Inc., Beneficial Consumer Discount Company, Beneficial Delaware Inc., Beneficial Florida Inc., Beneficial Hawaii Inc., Beneficial Homeowner Service Corporation, Beneficial Illinois Inc., Beneficial Indiana Inc., Beneficial Iowa Inc., Beneficial Kentucky Inc., Beneficial Loan & Thrift Co., Beneficial Maine Inc., Beneficial Massachusetts Inc., Beneficial Michigan Inc., Beneficial Mortgage Co. of Arizona, Beneficial Colorado Inc., successor by merger to Beneficial Mortgage Co. of Colorado, Beneficial Mortgage Co. of Connecticut, Beneficial Mortgage Co. of Georgia, Beneficial Idaho Inc., successor by merger to Beneficial Mortgage Co. of Idaho, Beneficial Kansas Inc., successor by merger to Beneficial Mortgage Co. of Kansas, Inc., Beneficial Louisiana Inc., successor by merger to Beneficial Mortgage Co. of Louisiana, Beneficial Maryland Inc., successor by merger to as Beneficial Mortgage Co. of Maryland, Beneficial Mortgage Co. of Missouri, Inc., Beneficial Mortgage Co. of Nevada, Beneficial New Hampshire Inc., successor by merger to Beneficial Mortgage Co. of New Hampshire, Beneficial Mortgage Co. of North Carolina, Beneficial Rhode Island Inc., successor by merger to Beneficial Mortgage Co. of Rhode Island, Beneficial South Carolina Inc., successor by merger to Beneficial Mortgage Co. of South Carolina, Beneficial Utah Inc., successor by merger to Beneficial Mortgage Co. of Utah, Beneficial Mortgage Co. of Virginia, Beneficial Mortgage Corporation, Beneficial Nebraska Inc., Beneficial New Jersey Inc., Beneficial New Mexico Inc., Beneficial Ohio Inc., Beneficial Oklahoma Inc., Beneficial Oregon Inc., Beneficial South Dakota Inc., Beneficial Tennessee Inc., Beneficial Texas Inc., Beneficial Washington Inc., Beneficial West Virginia, Inc., Beneficial Wisconsin Inc., Beneficial Wyoming Inc., Household Finance Consumer Discount Company, Household Finance Corporation II, Household Finance Corporation III, Household Finance Corporation of Alabama, Household Finance Corporation of California, Household Finance Industrial Loan Company of Iowa, Household Finance Realty Corporation of Nevada, Household Finance Realty Corporation of New York, Household Financial Center Inc., Household Industrial Finance Company, Household Realty Corporation and Mortgage One Corporation (each a “Company” and, together, the “Companies”) is responsible for the assessment of its compliance with the servicing criteria set forth in Item 1122 of Regulation AB of the Securities and Exchange Commission and applicable to the servicing of asset-backed securitization transactions backed by home equity loan receivables, as described on Schedule I attached hereto (the “Applicable Servicing Criteria”). The securitization transactions covered by this report are identified in the heading above (the “Covered Transactions”).

2.            Management of the Companies used the criteria set forth in paragraph (d) of Item 1122 of the Securities and Exchange Commission’s Regulation AB relating to the servicing of the Covered Transactions to assess compliance with the Applicable Servicing Criteria.

3.            As of and for the period from April 26, 2007 through December 31, 2007 (the “Reporting Period”), the Companies are in compliance with the Applicable Servicing Criteria with respect to the servicing of the Covered Transactions, except for each material instance of noncompliance set forth below:

NONE.

4.            KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as of and for the period from April 26, 2007 through December 31, 2007.

IN WITNESS WHEREOF, I have signed this report on behalf of each Company this 3rd day of March 2008.

Beneficial Alabama Inc.

Beneficial California Inc.

Beneficial Colorado Inc.

Beneficial Consumer Discount Company

Beneficial Delaware Inc.

Beneficial Florida Inc.

Beneficial Hawaii Inc.

Beneficial Homeowner Service Corporation

Beneficial Idaho Inc.

Beneficial Illinois Inc.

Beneficial Indiana Inc.

Beneficial Iowa Inc.

Beneficial Kansas Inc.

Beneficial Kentucky Inc.

Beneficial Loan & Thrift Co.

Beneficial Louisiana Inc.

Beneficial Maine Inc.

Beneficial Maryland Inc.

Beneficial Massachusetts Inc.

Beneficial Michigan Inc.

Beneficial Mortgage Co. of Arizona

Beneficial Mortgage Co. of Connecticut

Beneficial Mortgage Co. of Georgia

Beneficial Mortgage Co. of Missouri, Inc.

Beneficial Mortgage Co. of Nevada

Beneficial Mortgage Co. of North Carolina

Beneficial Mortgage Co. of Virginia

Beneficial Mortgage Corporation

Beneficial Nebraska Inc.

Beneficial New Hampshire Inc.

Beneficial New Jersey Inc.

Beneficial New Mexico Inc.

Beneficial Ohio Inc.

Beneficial Oklahoma Inc.

Beneficial Oregon Inc.

Beneficial Rhode Island Inc.

Beneficial South Carolina Inc.

Beneficial South Dakota Inc.

Beneficial Tennessee Inc.

Beneficial Texas Inc.

Beneficial Utah Inc.

Beneficial Washington Inc.

Beneficial West Virginia, Inc.

Beneficial Wisconsin Inc.

Beneficial Wyoming Inc.

Household Finance Consumer Discount

Company

Household Finance Corporation II

Household Finance Corporation III

Household Finance Corporation Alabama

Household Finance Corporation of California

Household Finance Industrial Loan Company

of Iowa

Household Finance Realty Corporation of

Nevada

Household Finance Realty Corporation of

New York

Household Financial Center Inc.

Household Industrial Finance Company

Household Realty Corporation

Mortgage One Corporation

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By: /s/ Gregory T. Zeeman

Name: Gregory T. Zeeman

Title: Vice President

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Schedule I

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Not applicable
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Not applicable
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

Not applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Not applicable
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Not applicable
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Not applicable
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.

Not applicable
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Not applicable

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Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

Not applicable
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	Not applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not applicable
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

Not applicable
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	Not applicable
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent home equity loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable

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1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

Not applicable
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Not applicable
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

Not applicable
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

Not applicable
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable

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